Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Cooper Companies, Inc:

We consent to the use of our reports dated January 17, 2006, with respect to the consolidated balance sheets of The Cooper Companies, Inc. and subsidiaries as of October 31, 2005 and 2004, and the related consolidated statements of income, cash flows and comprehensive income for each of the years in the three-year period ended October 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2005, and the effectiveness of internal control over financial reporting as of October 31, 2005 incorporated herein by reference.

Our report dated January 17, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of October 31, 2005, expresses our opinion that The Cooper Companies, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of October 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and includes an explanatory paragraph that states that at October 31, 2005, the Company did not have sufficient personnel with adequate knowledge regarding accounting for acquisitions in accordance with generally accepted accounting principles. In addition, the Company did not have policies and procedures regarding a periodic review of existing accrued liabilities related to business combinations.

Our report dated January 17, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control as of October 31, 2005, contains an explanatory paragraph that states that certain divisions of the acquired business of Ocular Sciences, Inc. have been excluded from our audit of the Company’s Internal Control over Financial Reporting because the business was acquired in a purchase business combination during 2005.

/s/ KPMG LLP

San Francisco, California

April 26, 2006